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                                                                  Exhibit 2.4



                      MERGER AND ACQUISITION AGREEMENT


        This MERGER AGREEMENT (this "Agreement") is entered into as of January 12, 1997 by and among (i) Republic Industries, Inc., a Delaware corporation ("Republic"); (ii) RI/MC Merger Corp., a Florida corporation, RI/MO Merger Corp., a Florida corporation, RI/MI Merger Corp., a Florida corporation, RI/MD Merger Corp., a Florida corporation, RI/EWH Merger Corp., a Florida corporation, RI/ESA Merger Corp., a Florida corporation, RI/MC&TR Merger Corp., a Florida corporation, RI/QPF Merger Corp., a Florida corporation, RI/AMF Merger Corp., a New York corporation (the foregoing "Merger" corporations are referred to herein as the "Republic Merger Subs" and individually as a Republic Merger Sub"), RI/MDP Acquisition Corp., a Florida corporation, RI/MCFL Acquisition Corp., a Florida corporation, and RI/MP Acquisition Corp., a Florida corporation (the foregoing "Acquisition" corporations are referred to herein as the "Republic Acquisition Subs" and individually as a "Republic Acquisition Sub") (the Republic Merger Subs and the Republic Acquisition Subs are referred to herein collectively as the "Republic Subsidiaries" and individually as a "Republic Subsidiary"), (iii) Maroone Chevrolet, Inc., a Florida corporation, Maroone Oldsmobile, Inc., a Florida corporation, Maroone Isuzu, Inc., a Florida corporation, Maroone Dodge, Inc., a Florida corporation, Al Maroone Ford, Inc., a New York corporation, Maroone Car & Truck Rental Company, a Florida corporation, Empire Warranty Corporation, a Florida corporation, Empire Warranty Holding Company, a Florida corporation, Empire Services Agency, Inc., a Florida corporation, Quantum Premium Finance Corporation, a Florida corporation, Alkit Enterprises, Inc., a New York corporation, (each, a "Maroone Corporation" and collectively, the "Maroone Corporations"), (iv) Maroone Management Services, Limited, a Florida limited partnership, Maroone Dodge Pompano, Limited, a Florida limited partnership, Maroone Chevrolet Ft. Lauderdale, Limited, a Florida limited partnership, (each a "Partnership" and collectively, the "Partnerships") (the Maroone Corporations and the Partnerships are referred to herein individually as an "Acquired Entity" and collectively as the "Acquired Entities"), (v) Albert E. Maroone, Michael E. Maroone, Katherine C. Maroone, Kathleen Hoctor, Patricia Damoorgian, and Faisal Ahmed (each a "Shareholder" and collectively, the "Shareholders"), and (vi) Michael E. Maroone, Maroone Isuzu, Inc., Floyd Clements and Curtis L. Rodman (each a "Partner" and collectively, the "Partners"). The Shareholders and Partners are sometimes referred to herein individually as a "Principal" and collectively, as the "Principals." Michael E. Maroone is sometimes referred to herein as "Maroone." Republic and the Republic Subsidiaries are sometimes referred to herein individually as a "Republic Company" and collectively as the "Republic Companies".

                                  RECITALS

         A.      Republic and the Acquired Entities
desire to merge the automotive operations of the Maroone Corporations and Partnerships with Republic's automotive businesses.
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         B.      Republic and the Republic Merger Subs and the Maroone
Corporations have determined that it is in the best interests of their respective shareholders for Republic to acquire all of the issued and outstanding equity interests of the Maroone Corporations as provided herein.
In order to effectuate the acquisition of the new car dealerships and the used car superstore operations, Republic has organized each Republic Merger Sub as a wholly-owned subsidiary, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the respective Republic Merger Subs with and into the respective Maroone Corporations so that the Maroone Corporations continue as surviving corporations of the respective mergers and as wholly-owned subsidiaries of Republic, and each of the Shareholders will be issued certain shares of common stock of Republic as provided herein in exchange for their respective issued and outstanding equity interests in the Maroone Corporations.

         C. The parties also desire to provide for the acquisition by the Republic Acquisition Subs of certain equity interests of the Partnerships and certain other assets and securities as provided herein so that Republic acquires the automotive retailing business and all related businesses of the Acquired Entities.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                     MERGERS; RELATED TRANSACTIONS; CLOSING

         1.1 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Mergers (as defined below) and the other transactions contemplated hereby (the "Closing"), shall take place as promptly as practicable (and in any event within five (5) business days after the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof), at the offices of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. in Miami, Florida, or such other place and time as the parties may otherwise agree, and the date of the Closing is referred to herein as the "Closing Date".

         1.2 THE MERGERS. The mergers described in this Section are referred to herein collectively as the "Mergers" and individually as a "Merger," and the surviving corporations of such Mergers are referred to herein collectively as the "Surviving Corporations" and individually as a "Surviving Corporation".

                 (a) The Maroone Chevrolet, Inc. Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Florida Business Corporation Act (the "Florida Act"), at the Effective Time (as defined below), RI/MC Merger Corp. will be merged with and into Maroone Chevrolet, Inc., with Maroone Chevrolet, Inc. being the




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         surviving corporation in the Merger and becoming a wholly-owned subsidiary of Republic, and the separate corporate existence of RI/MC Merger Corp. shall cease.

                 (b) The Maroone Oldsmobile, Inc. Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Florida Act, at the Effective Time, RI/MO Merger Corp. will be merged with and into Maroone Oldsmobile, Inc. with Maroone Oldsmobile, Inc. being the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Republic, and the separate corporate existence of RI/MO Merger Corp. shall cease.

                 (c) The Maroone Isuzu, Inc. Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Florida Act, at the Effective Time, RI/MI Merger Corp. will be merged with and into Maroone Isuzu, Inc., with Maroone Isuzu, Inc. being the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Republic, and the separate corporate existence of RI/MI Merger Corp. shall cease.

                 (d) The Maroone Dodge, Inc. Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Florida Act, at the Effective Time, RI/MD Merger Corp. will be merged with and into Maroone Dodge, Inc., with Maroone Dodge, Inc. being the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Republic, and the separate corporate existence of RI/MD Merger Corp. shall cease.

                 (e) The Empire Warranty Holding Company Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Florida Act, at the Effective Time, RI/EWH Merger Corp. will be merged with and into Empire Warranty Holding Company, with Empire Warranty Holding Company being the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Republic, and the separate corporate existence of RI/EWH Merger Corp. shall cease.

                 (f) The Empire Services Agency, Inc. Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Florida Act, at the Effective Time, RI/ESA Merger Corp. will be merged with and into Empire Services Agency, Inc., with Empire Services Agency, Inc. being the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Republic, and the separate corporate existence of RI/ESA Merger Corp. shall cease.

                 (g) The Maroone Car & Truck Rental Company Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Florida Act, at the Effective Time, RI/MC&TR Merger Corp. will be merged with and into Maroone Car & Truck Rental Company, with Maroone Car & Truck Rental Company being the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Republic, and the separate corporate existence of RI/MC&TR Merger Corp. shall cease.





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                 (h)      The Quantum Premium Finance Corporation Merger.
         Subject to the terms and conditions of this Agreement, and in accordance with the Florida Act, at the Effective Time, RI/QPF Merger Corp. will be merged with and into Quantum Premium Finance Corporation, with Quantum Premium Finance Corporation being the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Republic, and the separate corporate existence of RI/QPF Merger Corp. shall cease.

                 (i) The Al Maroone Ford, Inc. Merger. Subject to the terms and conditions of this Agreement, and in accordance with the corporation laws of the State of New York, at the Effective Time, RI/AMF Merger Corp. will be merged with and into Al Maroone Ford, Inc., with Al Maroone Ford, Inc. being the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Republic, and the separate corporate existence of RI/AMF Merger Corp. shall cease.

                 1.3      RELATED TRANSACTIONS.

                          (a) Upon the Closing Date at the Effective Time the following transactions shall occur (the "Related Transactions"):

                                  (i)      the Partners of Maroone Management
                          Services, Limited shall sell, assign, convey and transfer all of the outstanding partnership interests in such Partnership to RI/MP Acquisition Corp., and Maroone Management Services, Limited shall be liquidated and its real property and other assets transferred to RI/MP Acquisition Corp. or such other person as RI/MP Acquisition Corp. may designate;

                                  (ii)     the Partners of Maroone Dodge
                          Pompano, Limited shall sell, assign, convey and transfer all of the outstanding partnership interests in such Partnership to RI/MDP Acquisition Corp., and such Partnership shall be liquidated;

                                  (iii)    the Partners of Maroone Chevrolet
                          Ft. Lauderdale, Limited. shall sell, assign, convey and transfer all of the outstanding partnership interests in such Partnership to RI/MCFL Acquisition Corp., and such Partnership shall be liquidated;

                                  (iv)     Alkit Enterprises, Inc. shall sell,
                          assign, convey and transfer all real property owned by such Maroone Corporation and used by the Al Maroone Ford dealership in Williamsville, New York, and all cash and cash equivalents owned by such Maroone Corporation, to RI/MP Acquisition Corp. (the "Alkit Purchase"); and

                                  (v)      Maroone shall sell, assign, convey
                          and transfer to RI/MP Acquisition Corp., all of his partnership interests in, and any and all other rights and interests in and to and with respect to, Premier Auto Finance,





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                          L.P. (including, without limitation, any rights or
                          options to acquire any general partner's interests in such partnership or to acquire any other interest in the partnership from the partnership or any Person);

                          (b) To the extent that any deed is legally necessary or reasonably requested by the transferee to consummate any of the Related Transactions (and a deed shall be required for the Alkit Purchase), the transferring party shall execute and deliver to the transferee at Closing a warranty deed in appropriate form reasonably satisfactory to Republic, and the Principals shall pay any and all transfer taxes and fees applicable to the Alkit Purchase, and the other Related Transactions, if applicable. All transfers pursuant to the Related Transactions shall be effected pursuant to instruments of transfer in form reasonably satisfactory to Republic. All partnership interests and shares of stock and other assets transferred pursuant to the Related Transactions shall be transferred free and clear of any liens, security interests or other encumbrances and shall vest good title thereto in the transferees. With respect to the Alkit Purchase, all items of income and expense shall be prorated between the transferring and transferor parties as of the Closing Date, including property taxes, rent, etc.

         1.4     PURCHASE PRICE; CONVERSION OF SECURITIES.

                 (a) Aggregate Consideration. For purposes of this Agreement, "Aggregate Consideration" means the number of shares (rounded to the nearest whole share) of common stock, par value $.01 per share, of Republic (the "Republic Common Stock") determined by dividing (a) two hundred million six hundred thousand dollars ($200,600,000.00) (the "Purchase Price"), minus the Transaction Fees (as defined below), if any, by (b) $32.75 (the "Price per Share").

                 (b) The parties hereto agree that the Purchase Price shall be reduced by the amount of the Transaction Fees. "Transaction Fees" shall mean all legal, accounting, tax, consulting and financial advisory and other fees and expenses, including any transfer taxes, fees and expenses and the cost of title insurance, incurred by the Acquired Entities in connection with the transactions contemplated hereby.

                 (c) At the Effective Time, by virtue of the Mergers and without any action on the part of the Maroone Corporations, Republic, the Republic Subsidiaries or the Shareholders, the outstanding shares of capital stock of each of the Maroone Corporations that is party to a Merger shall be converted into the right to receive a number of shares of Republic Common Stock determined as provided in Exhibit A hereto, which Exhibit A is incorporated herein and constitutes part of this Agreement (the aggregate number of such shares of Republic Common Stock are referred to herein as the "Merger Shares").

                 (d) In consideration of the Related Transactions, Republic shall issue to each of the parties that transfers interests or other assets pursuant to the Related Transactions, a number of shares of Republic Common Stock determined as provided in Exhibit B





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         hereto, which Exhibit B is incorporated herein and constitutes part of this Agreement (the aggregate number of such shares of Republic Common Stock are referred to herein as the "Transaction Shares").

                 (e) The combined total of the Merger Shares and the Transaction Shares shall be equal to the Aggregate Consideration. The total portion of the Aggregate Consideration to be received by each Person who shall receive Republic Shares pursuant to the foregoing paragraphs (c) and (d) is set forth on Exhibit C hereto.

                 (f) Each share of common stock of each Republic Merger Sub that is party to a Merger, issued and outstanding at the Effective Time shall be converted into one share of the voting common stock of the Surviving Corporation into which it is merged.

         1.5     [INTENTIONALLY DELETED]

         1.6 FILING OF MERGER DOCUMENTS; EFFECTIVE TIME. At the Closing, the parties shall cause the Mergers to be consummated by executing and filing duly executed Certificates or Articles of Merger with respect to each of the Mergers with the Secretary of State or other appropriate governmental authority of the States of Florida and New York, in such form as Republic determines is required by and in accordance with the relevant provisions of the Florida Act and the corporation laws of such other jurisdictions (the date and time of such filings is referred to herein as the "Effective Date" or "Effective Time").

         1.7 EFFECT OF THE MERGER. At the Effective Time, the effect of the Mergers shall be as provided under the Florida Act and the corporate law of the State of New York applicable to the Mergers. Without limiting the generality of the foregoing, at the Effective Time:

                 (a) all property, rights, privileges, policies and franchises of each Maroone Corporation and the Republic Subsidiary with which it is merged shall vest in the Surviving Corporation of such Merger and all debts, liabilities and duties of such Maroone Corporation and the Republic Subsidiary with which it is merged shall become the debts, liabilities and duties of the Surviving Corporation of such Merger.

                 (b) the Articles or Certificate of Incorporation and the Bylaws of each Maroone Corporation that is party to a Merger, as in effect immediately prior to the Effective Time, shall remain its Articles or Certificate of Incorporation and Bylaws thereafter, unless and until amended in accordance with their terms and as provided by law; and

                 (c) the directors and officers of each Republic Merger Sub that is merged in one of the Mergers at the Effective Time shall be the respective directors and officers of the Maroone Corporation into which it is merged, each to hold a directorship or office in accordance with the Articles or Certificate of Incorporation and Bylaws of the Surviving Corporation of such Merger, until their respective successors are duly elected and qualified.

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

         1.8 TAX AND ACCOUNTING TREATMENT. The parties hereto acknowledge and agree that the Mergers and the Related Transactions contemplated hereby shall be treated for accounting purposes as a pooling of interests business combination, and the Mergers and the Alkit Purchase shall be treated for tax purposes as a tax-free reorganization under Section 368 of the Code.

         1.9 PROCEDURE AT THE CLOSING. At the Closing, the parties agree that the following shall occur:

                 (a) The Acquired Entities and the Principals shall have satisfied each of the conditions set forth in Article VI and shall deliver to Republic the documents, certificates, opinions, consents and letters required by Article VI.

                 (b) Republic shall have satisfied each of the conditions set forth in Article VII and shall deliver the documents, certificates, consents and letters required by Article VII.

                 (c) Republic shall issue the shares of Republic Common Stock issuable pursuant to Section 1.4, registered in the names of the parties to receive such shares as provided in Section 1.4, and shall deliver such shares in the following manner: (i) Republic shall set aside and hold in accordance with Section 9.3 stock certificates representing shares of Republic Common Stock having a value (based upon the Price per Share) equal to 10% of the Purchase Price (the "Held Back Shares"), and (ii) Republic shall deliver stock certificates representing the balance of the shares of Republic Common Stock issuable in accordance with Section 1.4 to the parties to receive such shares as provided in Section 1.4. The shares of Republic Common Stock issuable pursuant to Section 1.4, including the Held Back Shares, are referred to herein as the "Republic Shares."


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE REPUBLIC COMPANIES

         As a material inducement to the Company and the Principals to enter into this Agreement and to consummate the transactions contemplated hereby, the Republic Companies make the following representations and warranties to the Company and the Principals:

         2.1 CORPORATE STATUS. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, authorized to do business in the State of Florida, and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. Each Republic Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is a wholly-owned subsidiary of Republic. There is no pending or, to the knowledge of Republic, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Republic.




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


         2.2 CORPORATE POWER AND AUTHORITY. Each of the Republic Companies has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Republic Companies has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Republic Companies and constitutes their legal, valid and binding obligation enforceable against each of the Republic Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 REPUBLIC COMMON STOCK. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the Republic Shares as provided in this Agreement, the Republic Shares will be validly issued, fully paid, non-assessable shares.

         2.5 CAPITALIZATION. As of the date hereof, the authorized capital stock of Republic consists of 500,000,000 shares of Republic Common Stock and 5,000,000 shares of preferred stock. As of November 30, 1996 (i) 232,466,603 shares of Republic Common Stock were validly issued and outstanding, and (ii) no shares of preferred stock were issued or outstanding.

         2.6 NO VIOLATION. The execution and delivery of this Agreement by Republic, the performance by Republic of its obligations hereunder and the consummation by Republic of the transactions contemplated by this Agreement will not (a) contravene any provision of the Certificate of Incorporation or Bylaws of Republic, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against Republic, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against Republic, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Republic, (e) give to any individual or entity a right or claim against Republic, which would have a Material Adverse Effect on Republic or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (i) pursuant to the Exchange Act and the Securities Act and applicable inclusion requirements of Nasdaq, (ii) filings required under the securities or blue sky laws of the various states, (iii) filings required under the HSR Act, (iv) any filings or consents required to be made or obtained by the Acquired Entities or the Principals or (v) any governmental permits or licenses required to operate the dealerships and other businesses of the Acquired Entities.




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

         2.7 REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1996, except where failure to have done so did not and would not have a Material Adverse Effect on Republic, Republic has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Republic Reports").
Republic has previously furnished or made available to the Acquired Entities and the Principals copies of all Republic Reports filed with the SEC since January 1, 1996. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Republic Reports complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Republic included in the Republic Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of the unaudited statements, as permitted by Form 10-Q of the
SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of Republic and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended.

         2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Republic Reports, since January 1, 1996, there has not been any change in the financial condition, results of operations or business of Republic that either individually or in the aggregate would have a Material Adverse Effect on Republic.

         2.9 NO COMMISSIONS. Republic has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                    THE ACQUIRED ENTITIES AND THE PRINCIPALS

         As a material inducement to the Republic Companies to enter into this Agreement and to consummate the transactions contemplated hereby, the Acquired Entities and the Principals, jointly and severally, make the following representations and warranties to the Republic Companies:

         3.1 CORPORATE AND PARTNERSHIP STATUS. Each Maroone Corporation is a corporation, and each Partnership is a limited partnership, duly organized, validly existing and in good standing under the laws of the state of its incorporation or partnership formation and has the requisite power and authority to own or lease its properties and to carry on its business as now





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

being conducted. Each Acquired Entity is legally qualified to do business as a foreign corporation or partnership, as the case may be, in each of the jurisdictions in which it is required to be so qualified, which represent all jurisdictions where the nature of its properties and the conduct of its business require such qualification, and is in good standing in each of the jurisdictions in which it is so qualified. Each Acquired Entity has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its businesses. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any Acquired Entity.

         3.2 POWER AND AUTHORITY. Each Maroone Corporation has the corporate power and authority, and each Partnership has the partnership power and authority, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Each Acquired Entity has taken all corporate or partnership action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. Each of the Principals is an individual or other Person residing in the State of Florida and has the requisite competence and authority to execute and deliver this Agreement, to perform his or her respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Acquired Entities and each of the Principals, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4     CAPITALIZATION.

                 (a) Schedule 3.4 sets forth, as of the date hereof, with respect to each Maroone Corporation, respectively, (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of each Maroone Corporation (i) have been duly authorized and validly issued and are fully paid and non-assessable,
         (ii) were issued in compliance with all applicable state and federal securities laws and (iii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. No preemptive rights or rights of first refusal or similar rights exist with respect to any shares of capital stock of any Maroone Corporation and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth on Schedule 3.4, (which items disclosed on Schedule 3.4 are referred to herein as the "Equity Rights"), (i) there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require any Maroone Corporation to





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         issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock);
         (ii) there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to any Maroone Corporation; (iii) there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of any Maroone Corporation; and (iv) no Maroone Corporation is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

                 (b) Schedule 3.4 sets forth, as of the date hereof, with respect to each Partnership, respectively, (a) the number of authorized partnership interests of each class of partnership interests (limited, general, etc.) and (b) the number or amount of issued and outstanding partnership interests of each class. All of the issued and outstanding partnership interests of each Partnership
         (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws and (iii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. No preemptive rights or rights of first refusal or similar rights exist with respect to any partnership interests of any Partnership and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth on
         Schedule 3.4, (which items disclosed on Schedule 3.4 are referred to herein as the "Equity Rights"), (i) there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require any Partnership to issue or sell any partnership interests (or securities convertible into or exchangeable for its partnership interests); (ii) there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the partnership interests of any Partnership; and (iv) no Partnership is obligated to redeem or otherwise acquire any of its outstanding partnership interests.

         3.5     SHAREHOLDERS AND PARTNERS OF THE ACQUIRED ENTITIES.  Schedule
3.5 sets forth, with respect to each Acquired Entity (i) the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock and number or amount and type of partnership interests owned by, each shareholder of record or partner as of the close of business on the date of this Agreement; and (ii) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock and number or amount and type of partnership interests beneficially owned by, each beneficial owner of outstanding shares of capital stock or partnership interests (to the extent that record and beneficial ownership of any such shares or interests are different). The Shareholders constitute all of the record and beneficial holders of all issued and outstanding shares of capital stock of the Maroone Corporations, the Partners constitute all of the holders of any partnership interests in the Partnerships, and each of the Shareholders and Partners owns such shares and/or partnership interests as is set forth on Schedule 3.5, free and clear of all Liens, restrictions and claims of any kind, except as set forth on Schedule 3.5.

         3.6 NO VIOLATION. Except for any approvals or consents required under the Franchise Agreements (as defined in Section 3.25), the execution and delivery of this Agreement by the Acquired Entities and the Principals, the performance by the Acquired Entities and the Principals of their obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles or Certificate of Incorporation or Bylaws or partnership agreement or other organizational or governing document of any Acquired Entity, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against any Acquired Entity or Principal, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any Acquired Entity or Principal, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of any Acquired Entity or Principal, (e) give to any individual or entity a right or claim against any Acquired Entity or Principal or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act and any SEC and other filings required to be made by the Republic Companies.

         3.7 RECORDS OF THE ACQUIRED ENTITIES. The copies of the Articles and Certificates of Incorporation, Bylaws, partnership agreements, and other documents and agreements of the Acquired Entities which were provided to Republic are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The minute books and other records of corporate and partnership actions for the Acquired Entities made available to Republic for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all material corporate and partnership actions of the shareholders, partners and directors (and any committees thereof) of the Acquired Entities taken by written consent or at a meeting or otherwise since incorporation or formation. All corporate and partnership actions taken by the Acquired Entities have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Acquired Entities have been fully, properly and accurately kept and are complete, and there are no inaccuracies or discrepancies of any kind contained therein. The stock and partnership ledgers of the Acquired Entities, as previously made available to Republic, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock and partnership interests of the Acquired Entities.

         3.8 SUBSIDIARIES. The Acquired Entities do not, directly or indirectly, own any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other entity, except that Empire Warranty Corporation (the "Subsidiary") is a wholly owned subsidiary of Empire Warranty Holding Company (the "Holding Company"), and the Holding Company owns all outstanding shares of capital stock of the Subsidiary, free and clear of any Liens or encumbrances of any nature.

         3.9 FINANCIAL STATEMENTS. Each of the Acquired Entities has delivered to Republic the financial statements of such Acquired Entity for the fiscal year ended December 31, 1995 and the eleven-month period ended November 30, 1996 (collectively, the "Financial Statements"), copies of which are attached to Schedule 3.9 hereto. The respective individual balance sheets of the Acquired Entities dated as of November 30, 1996, included in the Financial Statements are referred to herein as the "Current Balance Sheets." The Financial Statements fairly present the financial position of the respective Acquired Entities at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated.
The books and records of each of the Acquired Entities fully and fairly reflect all of its transactions, properties, assets and liabilities. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as specifically set forth in Schedule 3.10, since the date of its Current Balance Sheet included in the Financial Statements, no Acquired Entity has (a) issued, sold, pledged, disposed of, encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock or of any class or any partnership interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or partnership interests or any other ownership interest of such Acquired Entity, (b) declared, set aside, made, or paid any dividend or other distribution payable in cash, stock, property or otherwise of or with respect to its capital stock, partnership interests or other securities, or reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock, partnership interests or other securities; (c) paid any bonus to or increased the rate of compensation of any of its officers, partners or salaried employees or amended any other terms of employment or engagement of such persons; (d) sold, leased or transferred any of its properties or assets or acquired any properties or assets other than in the ordinary course of business consistent with past practice; (e) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (f) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (g) incurred any obligations or liabilities (including, without limitation, any indebtedness for borrowed money, issuance of any debt securities, or the assumption, guarantee, or endorsement of the obligations of any Person) or entered into any transaction or series of transactions involving in excess of $100,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (h) suffered any theft, damage, destruction or casualty loss, whether or not covered by insurance, in excess of $100,000 in the aggregate; (i) suffered any extraordinary losses (whether or not covered by insurance); (j) waived, canceled, compromised or released any rights having a value in excess of $100,000 in the aggregate; (k) made or adopted any change in its accounting practice or policies; (l) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (m) entered into any transaction with any Principal or any Affiliate of any of the

Acquired Entities or any Principal, (n) entered into any employment agreement not terminable at will; (o) terminated, amended or modified any agreement involving an amount in excess of $100,000 in the aggregate; (p) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (q) delayed paying any account payable beyond 45 days following the date on which it is due and payable except to the extent being contested in good faith; (r) made or pledged any charitable contributions in excess of $100,000 in the aggregate; (s) acquired (including, without limitation, for cash or shares of stock or partnership interests, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or made any investment either by purchase of stock or securities, contributions or property transfer of capital other than as permitted or provided in this Agreement; (t) increased or decreased prices charged to customers, except in the ordinary course of business consistent with past practice, materially increased or decreased the average monthly New Parts and Accessories Inventory, Other Parts and Accessories Inventory, New Vehicle Inventory or Other Vehicle Inventory, other than in the ordinary course of business consistent with past practice, ordered any New Vehicle Inventory from the Factory which would be inconsistent with the prior practices of the Acquired Entity, or taken any actions which might reasonably result in any material loss of customers; (u) made any dealer trades other than in the ordinary course of business consistent with past practice, or
(v) entered into any other transaction or been subject to any event which has or may reasonably be expected to have a Material Adverse Effect on such Acquired Entity; or (w) agreed to do or authorized any of the foregoing.

         3.11 LIABILITIES. No Acquired Entity has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on such Acquired Entity's Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of such Acquired Entity's Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and (c) liabilities incurred in the ordinary course of business prior to the date of such Acquired Entity's Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon and which, in the aggregate, are not material (the liabilities and obligations referenced in (a), (b) and (c) above are referred to as the "Designated Liabilities"). Schedule 3.11 lists all indebtedness owed by any of the Acquired Entities, itemized with respect to each Acquired Entity, to a bank or any other Person, including without limitation, indebtedness for borrowed money (including principal and accrued but unpaid interest) and capitalized equipment leases. Schedule 3.11 also lists each account of each Acquired Entity with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account.

         3.12 LITIGATION. There is no action, suit or other legal or administrative proceeding or governmental investigation pending, or, to the knowledge of the Acquired Entities and Principals, threatened, anticipated or contemplated (i) against, by or affecting any Acquired Entity or Principal (which, in the case of the Principals, relate to or concern any Acquired Entity or for which any Acquired Entity may be responsible), or any Acquired Entity's properties or assets, except for routine customer claims and complaints arising in the ordinary course consistent with past practice which involve amounts less than $10,000 individually or $200,000 in the aggregate, or (ii) which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which any Acquired Entity is or was a party which have not been complied with in full or which continue to impose any material obligations on the any Acquired Entity.

         3.13    ENVIRONMENTAL MATTERS.

                 (a) Each of the Acquired Entities and the Principals are and have at all times been in full compliance with all Environmental Laws governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances; (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined herein) for the ownership by each of the Acquired Entities of its properties and assets and the operation of its business as presently conducted or the ownership by the Acquired Entities and the Principals and use by the Acquired Entities of the Principal Owned Properties (as defined in Section 3.14); or (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                 (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations of any nature or proceedings (collectively "Proceedings") pending or threatened against or involving any of the Acquired Entities, their businesses, operations, properties or assets or the Principal Owned Properties, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to any of the Acquired Entities thereunder in connection with, related to or arising out of the ownership by any of the Acquired Entities of its properties or assets or the operation of its businesses or the ownership by the Principals and use by the Company of the Principal Owned Properties, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Republic or any Surviving Corporation in the event that the transactions contemplated by this Agreement are consummated.

                 (c) None of the Acquired Entities nor any of the Principals has at any time Handled or Discharged, nor has it at any time allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any parcel of real property owned or leased at any time by any of the Acquired Entities (including, without limitation, the Company Owned Properties (as defined in Section 3.14)) or any of the Principal Owned Properties, except in compliance with applicable Environmental Laws; or

         (iii) any site which, pursuant to CERCLA or any similar state law (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or any relevant state agency has notified any of the Acquired Entities that it has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property owned or leased at any time by any of the Acquired Entities or the Principal Owned Properties.

                 (d) Except as set forth in a letter to be delivered by the Acquired Entities to Republic no later than 10 days after the date hereof, none of the Acquired Entities uses, nor has any of them used, any Aboveground Storage Tanks or Underground Storage Tanks; there are not now nor have there ever been any Underground Storage Tanks on any real property owned or leased at any time by any of the Acquired Entities, or the Principal Owned Properties; and there has been no Discharge from or rupture of any Aboveground Storage Tanks or Underground Storage Tanks.

                 (e) Except as set forth on Schedule 3.13(e), there have been no (i) environmental audits, assessments or occupational health studies undertaken since the date that any of the Acquired Entities was incorporated by any of the Acquired Entities or its agents or representatives thereof or, to the knowledge of any of the Acquired Entities or Principals, undertaken by any Governmental Authority, or any third party, relating to or affecting any of the Acquired Entities or any real property owned or leased at any time by any of the Acquired Entities or the Principal Owned Properties; (ii) ground, water, soil, air or asbestos monitoring undertaken by any of the Acquired Entities or its agents or representatives thereof or undertaken by any Governmental Authority or any third party, relating to or affecting any of the Acquired Entities or any real property owned or leased at any time by any of the Acquired Entities or the Principal Owned Properties; (iii) material written communications between any of the Acquired Entities and any Governmental Authority arising under or related to Environmental Laws including but not limited to, any notices of violation and notices of non-compliance; and (iv) outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees, relating to or affecting any of the Acquired Entities or any real property owned or leased at any time by any of the Acquired Entities or the Principal Owned Properties. The representations and warranties in this Section 3.13 shall survive for a period of one year after the Closing Date as provided in Section 9.2 in the same manner as the other representations and warranties herein.

                 (f) For purposes of this Section, the following terms shall have the meanings ascribed to them below:

                 "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

                 "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air.

                 "Environmental Laws" means all federal state, regional or local statutes, laws rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, licenses, and changes thereto, or judicial or administrative interpretations thereof, or similar laws of business, whether currently in existence or hereafter enacted, issued, or promulgated, any of which govern, purport to govern, or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, waste disposal, hazardous or toxic substances, solid or hazardous waste, occupational, health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, ordinances, plans, injunctions, decrees, rulings, licenses, and changes thereto, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (herein, collectively, "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (herein, collectively, "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq., (the "Hazardous Materials Transportation Act"); the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq. (the "Clean Water Act"); the Clean Air Act, as amended, 42 U.S.C. Section 7401-7642, (the "Clean Air Act"); the Toxic Substances Control Act, as amended, 15 U.S.C.
         Section 2601 et seq., (the "Toxic Substances Control Act"); the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA").

                 "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law.

                 "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental

         Laws, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

                 "Licenses" means all licenses, certificates, permits, approvals, decrees and registrations.

                 "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order, ruling or decree governing Underground Storage Tanks.

         3.14    REAL ESTATE

                 (a) Schedule 3.14 contains the street addresses of, and indicates the owner(s) of, any real property or any leasehold or other interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein) owned by any of the Acquired Entities as of the date hereof (the "Company Owned Properties"). There has been no real property (or any interest therein) owned by any of the Acquired Entities within the past five years that is not owned as of the date of this Agreement.
         Schedule 3.14 contains the legal descriptions and the street addresses of any real property (or any interest therein) which was owned by any of the Principals or any of their Affiliates (the 'Principal Owned Properties," and together with the Company Owned Properties, the "Owned Properties"), and used in any Acquired Entity's business which has been conveyed, as additional contributions of capital or otherwise conveyed, to any Acquired Entity. With respect to each such parcel of Owned Properties: (i) the Acquired Entity that owns such parcel as indicated in the Schedules to this Section 3.14 has good and marketable title, free and clear of any covenants, conditions, easements and exceptions other than the Permitted Exceptions (as defined in Section 5.15), and of any Lien other than liens for real estate taxes not yet due and payable, (ii) there are no pending or threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or other matters affecting adversely the current use, occupancy or value thereof; (iii) the legal descriptions for the Owned Properties contained in the deeds thereof describe such parcels fully and adequately; (iv) the buildings and improvements are located within the boundary lines of the described parcels of land and are not in violation of applicable setback requirements, local comprehensive plan provisions zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval, regulation or restrictions by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained; (v) all facilities have received all material approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations;
         (vi) there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the Owned Properties, and there are no parties (other than the Acquired Entities) in possession of any of the Owned Properties; (vii) there are no outstanding options or rights of first refusal to purchase any of the Owned Properties or any portion thereof or interest therein, (viii) all facilities located on the Owned Properties are supplied with utilities and other services necessary for their operation, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the Owned Properties:
         (ix) the Owned Properties abut on and have adequate direct vehicular access to a public road and there is no pending or threatened termination of such access; (x) all improvements, buildings and systems on the Owned Properties are in good repair, and safe for occupancy; and (xi) there are no material Contracts relating to management or similar matters which affect any of the Owned Properties.

                 (b) Schedule 3.14 sets forth a list of all leases, licenses or similar agreements to which any Acquired Entity is a party, which are for the use or occupancy of real estate owned by a third party ("Leases") (copies of which have previously been furnished to Republic), in each case, setting forth (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases, and (ii) the street address or legal description of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such leases. With respect to each such Leased Premises: (i) the Acquired Entity that is the lessee has a valid leasehold interest in the Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever; (ii) the portions of the buildings located on the Leased Premises that are used in the business of the Acquired Entity are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Acquired Entity's current and reasonably anticipated normal business activities as conducted thereat; (iii) each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the business presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities conducted at such parcel; and (iv) no Acquired Entity or Principal has received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and no such special assessment is contemplated by any Governmental Authority.

         3.15    BUSINESS; GOOD TITLE TO AND CONDITION OF ASSETS; INVENTORY

                 (a) No Principal is engaged in the Auto Business or the Parts Business (as defined in Section 5.11) or owns an interest in any Person engaged in the Auto Business or the Parts Business, other than
         (A) the Auto Business and Parts Business conducted by the Acquired Entities or (B) the Principals' ownership interests in the Acquired Entities. Alkit Enterprises, Inc. has no assets used in the Auto Business or Parts Business other than real property. The Acquired Entities own and operate the motor vehicle dealerships (the "Dealerships") listed on Schedule 3.15 at the locations set forth thereon, and each Dealership is owned and operated by the Acquired Entity indicated in Schedule 3.15. Upon the consummation of the transactions contemplated hereby, the Republic Companies will have acquired and own all of the Acquired Entities' assets and operations engaged in the Auto Business or Parts Business and related rights and interests. Except as disclosed in the Financial Statements, each Acquired Entity has good and marketable title to all of its Assets free and clear of any Liens. For purposes of this Agreement, the term "Assets" means all of the properties and assets of any nature of the Acquired Entities.

                 (b) The Fixed Assets currently in use or necessary for the business and operations of the Acquired Entities are in good operating condition, normal wear and tear excepted, and, to the knowledge of the Acquired Entities and the Principals, have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles (other than vehicles held as inventory), machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures, owned, used by or located on the premises of the Acquired Entities or set forth on the Current Balance Sheets or acquired by the Acquired Entities since the date of the Current Balance Sheets.

                 (c) None of the vehicles owned by the Acquired Entities as of the date hereof has been, or will be on the Closing Date, salvaged or rebuilt or have any frame, flood or other damage impairing its salability in the ordinary course of business, and with respect to each vehicle, the Acquired Entities owning such vehicles has or will have prior to the Closing Date on file true and correct odometer statements, none of which indicate that the actual mileage is unknown.

         3.16 COMPLIANCE WITH LAWS. Each of the Acquired Entities, the Principals and their Affiliates is and has been in compliance in all material respects with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). No Acquired Entity has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened. Except for the Franchise Agreements, no Acquired Entity is subject to any Contract, decree or injunction in which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business. No Acquired Entity, nor any of their employees or agents, has made any payment of funds in connection with its business which is prohibited by law, and no funds have been set aside to be used in connection with its business for any payment prohibited by law.

         3.17 LABOR AND EMPLOYMENT MATTERS. No Acquired Entity is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no labor union during the 24 months prior to the date hereof organizing any employees of the Acquired Entities into one or more collective bargaining units. There is not now, and there has not been during the 24 months prior to the date hereof, any actual or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Acquired Entities or which may interfere with their continued operations. No Acquired Entity, and no employee, agent or representative thereof has since the date of incorporation or formation of such Acquired Entity committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of the Acquired Entities and the Principals, threatened, charge or complaint against any Acquired Entity by or with the National Labor Relations Board or any representative thereof. To the knowledge of the Acquired Entities and Principals, no executive or key employee or group of employees has any plans to terminate his, her or their employment with any Acquired Entity as a result of the transactions contemplated hereby or otherwise. Each Acquired Entity has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         3.18    EMPLOYEE BENEFIT PLANS.

                 (a) Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of each of the Acquired Entities, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in
         Section 3(3) of ERISA, in which employees, their spouses or dependents, of any of the Acquired Entities participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Republic).

                 (b) Compliance with Law. With respect to each Employee Benefit Plan (i0 each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                 (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a),
         (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Republic, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the
         Code) and all payments with respect to the plans (including without limitation PBGC (as defined below) and insurance premiums) for any period ending before the Effective Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

                 (d) Multiemployer Plans. With respect to any multiemployer plan as described in Section 4001(a)(3) of ERISA ("MPPA Plan") (i) all contributions required to be made with respect to employees of the Acquired Entities have been timely paid; (ii) each Acquired Entity has not incurred and is not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                 (e) Welfare Plans. (i) No Acquired Entity is obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of the Acquired Entities or their predecessors after termination of employment; (ii) each Acquired Entity has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation due to any individual.

                 (f) Controlled Group Liability. No Acquired Entity nor any entity that would be aggregated with any Acquired Entity under Code Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due (iv) is subject to (or expected to be subject) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or
         Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or
         Section 601 through 608 of ERISA.

                 (g) Other Liabilities. (i) None of the Employee Benefit Plans obligates any Acquired Entity to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheets or will be properly accrued on the books and records of the Acquired Entities as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheets or the books and records of the Company.

         3.19 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to any of the Acquired Entities or any of their respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to each Acquired Entity have been paid or are accrued on the applicable Current Balance Sheet or will be accrued on the Company's books and records as of the Closing. (i) Except as set forth in a letter to be delivered by the Acquired Entities to Republic no later than 10 days after the date hereof, with respect to each taxable period of each Acquired Entity, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against any Acquired Entity; (iii) no Acquired Entity has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) no Acquired Entity has requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to any Acquired Entity regarding Taxes; (vi) no Acquired Entity has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Date; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any Acquired Entity; (viii) no Acquired Entity will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Date or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Date; (ix) no Acquired Entity has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) no Acquired Entity is a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no Acquired Entity has made any payments or, is or will become obligated (under any contract entered into on or before the Closing) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); and (xii) no Acquired Entity has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law);
(xiii) no claim has ever been made by a taxing authority in a jurisdiction where any Acquired Entity does not file Tax Returns that an Acquired Entity is or may be subject to Taxes assessed by such jurisdiction; (xiv) no Acquired Entity has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xv) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to any Acquired Entity for the past three years have been furnished or made available to Republic; (xvi) no Acquired Entity will be subject to any Taxes for the period ending at the Closing for any period for which a Tax Return has not been filed imposed pursuant to
Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xvii) no sales or use tax will be payable by any Acquired Company or Republic or any Surviving Corporation or transferee pursuant to the Related Transactions, on the transfer of any Assets pursuant to the isolated or occasional sale rule, Fla. Admin. Code 12A-10.037 and the resale provisions of Fla. Admin. Code 12A-1.038 as a result of this transaction, and there will be no non-recurring intangible tax, documentary stamp tax, or other excise (or comparable tax imposed by any governmental entity) as a result of this transaction. Each Maroone Corporation that has filed a Tax return as an S corporation timely and properly filed an S corporation election under the Code and under applicable state and local Tax law for its first taxable year, and no such S election has been revoked or terminated and neither the Maroone Corporations nor any Shareholder has taken any action that would cause a termination of such S election. Each Partnership for all taxable periods has qualified to be treated as a partnership for Federal, state, local and foreign income Tax purposes.

         3.20 INSURANCE. Each Acquired Entity is covered by valid, outstanding enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and businesses against risks of the nature normally insured against by similar entities in the same or similar lines of business, and in the Principals' opinion, in coverage amounts typically and reasonably carried by such entities (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. Through the Effective Time, each of the Insurance Policies will be in full force and effect. Each Acquired Entity has complied with the provisions of such Insurance Policies applicable to it. A complete and correct list and copies of all Insurance Policies and all amendments and riders thereto have been provided to Republic and there is no pending claim or claims under any of the Insurance Policies for an amount in excess of $50,000 individually or $250,000 in the aggregate, including any claim for loss or damage to the properties, assets or business of any Acquired Entity. No Acquired Entity has failed to give, in a timely manner, any notice required under any of the Insurance policies to preserve its rights thereunder.

         3.21 RECEIVABLES. All of the Receivables are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Acquired Entities. All of the Receivables are good and collectible receivables, and will be collected in accordance with past practice and the terms of such receivables (and in any event within six months following the Closing Date), without set off or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheets. For purposes of this Agreement, the term "Receivables" means all receivables of the Acquired Entities, including without limitation all manufacturer's warranty receivables and all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

         3.22 LICENSES AND PERMITS. Each Acquired Entity possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations, including with respect to the operations of each of the Owned Properties and Leased Premises, and, within one week after the date hereof, the Acquired Entities will deliver to Republic a schedule that sets forth a true, complete and accurate list of all such Permits, itemized for each acquired Entity. All such Permits are valid and in full force and effect, each Acquired Entity is in compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.23 ADEQUACY OF THE ASSETS: RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets, Owned Properties, and Leased premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of each of the businesses of the Acquired Entities in the manner in which and to the extent to which such business is currently being conducted. No current supplier to the Acquired Entities of items essential to the conduct of their businesses has threatened to terminate its business relationship with any of the Acquired Entities for any reason. Each Acquired Entity has no direct or indirect interest in any customer, supplier or competitor of the Acquired Entity or in any person from whom or to whom the Acquired Entity leases real or personal property. No officer, director, shareholder, or partner of any Acquired Entity, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Acquired Entity or has any interest in any property used by the Acquired Entity.

         3.24 INTELLECTUAL PROPERTY. Each Acquired Entity has full legal right title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). The conduct of the business of the Acquired Entities as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person and to the knowledge of the Acquired Entities and the Principals, no Person is infringing on any Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.25 CONTRACTS. Schedule 3.25 sets forth a list of each Contract to which any Acquired Entity is a party or by which any of them or their properties and assets are bound and which is material to any of their businesses, assets, properties or prospects (the "Material Contracts"), including without limitation all franchise, sales and service, dealer and other agreements or understandings (the "Franchise Agreements") with the Chevrolet and Oldsmobile Divisions of General Motors, the Ford Division of the Ford Motor Company, American Isuzu Motors, Inc., and the Dodge Division of the Chrysler Corporation or any other automobile manufacturer or distributor (collectively, the "Factories"). As indicated in Schedule 3.25, certain Acquired Entities are parties to Franchise Agreements for each of the Dealerships, which Franchise Agreements grant the Acquired Entities full rights and privileges necessary to operate the Dealerships. The copy of each Material Contract furnished to Republic is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The Acquired Entities have not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or material modification of any Material Contract, all of the covenants to be performed by any other party thereto, to the knowledge of the Acquired Entities and the Principals, have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by any Acquired Entity under any Material Contract, and no such event has occurred which constitutes or would constitute a default by any other party. Each Acquired Entity is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. As used in this Section 3.25, Material Contracts shall include, without limitation, formal or informal, written or oral, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same, which individually or in the aggregate exceed $100,000; (b) contracts obligating any Acquired Entity to provide products or services for a period of one year or more, excluding standard warranty contacts entered into in the ordinary course of its business without material modification from the preprinted forms used by the Acquired Entities in the ordinary course of business, copies of which have been supplied to Republic and which individually or in the aggregate exceed $100,000; (c) leases of real property; (d) leases of personal property which individually or in the aggregate provide for total payments in excess of $100,000 (other than those which individually provide for annual payments of less than $25,000 and which are cancelable without penalty on notice of sixty
(60) days or less); (e) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (f) employment agreements, management service agreements, consulting agreements, confidentially agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer, partner or director of the Acquired Entities; (g) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (h) any contract relating to pending capital expenditures by the Acquired Entities; (i) contracts obligating any Acquired Entity to purchase vehicles, parts, accessories, supplies, equipment, oil, advertising, media and media related services of any kind, not cancelable without penalty on notice of thirty (30) days or less; (j) any non-competition agreements restricting any Acquired Entity in any manner; and (k) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, and not otherwise disclosed on the Schedules.

         3.26 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to Republic or its representatives by the Acquired Entities or the Principals, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Acquired Entities have provided Republic with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.27 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each of the Principals has had the opportunity to discuss the transactions contemplated hereby with Republic and has had the opportunity to obtain such information pertaining to Republic as has been requested, including but not limited to filings made by Republic with the SEC under the Exchange Act. Each of the Principals and the Partnerships is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he or it is capable of evaluating the merits and risks of an investment in the Republic Shares. Each of the Principals and the Partnerships hereby represents that he or it can bear the economic risk of losing his or its investment in the Republic Shares and has adequate means for providing for his current financial needs and contingencies. The Principals and Partnerships have received copies of all Republic Reports filed with the SEC since January 1, 1996.

         3.28    [INTENTIONALLY OMITTED]

         3.29 NO COMMISSIONS. No Acquired Entity nor any Principal has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.30 CERTAIN ACCOUNTING MATTERS. No Acquired Entity nor any of the Principals, nor any of their Affiliates, has taken or agreed to take any action that (without regard to any action taken or agreed to be taken by Republic or any of its Affiliates) would prevent Republic from accounting for the transactions contemplated hereby as pooling of interests business combinations in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.


                                   ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE CLOSING

         4.1 CONDUCT OF BUSINESS BY THE ACQUIRED ENTITIES PENDING THE CLOSING. The Acquired Entities and the Principals, jointly and severally, covenant and agree that, between the date of this Agreement and the Effective Time, the business of the Acquired Entities shall be conducted only in, and the Acquired Entities shall not take any action except in, the ordinary course of business consistent with past practice. The Acquired Entities and each of the Principals shall use its or his reasonable best efforts to preserve intact the Acquired Entities' business organizations, to keep available the services of their current officers, employees and consultants, and to preserve their present relationships with customers, suppliers and other persons with which they have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Acquired Entities shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Republic.

                 (a) amend or otherwise change its Articles or Certificate of Incorporation, Bylaws, partnership agreement or equivalent organizational documents;

                 (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class or any partnership interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock of partnership interests, or any other ownership interest, of it, or (ii) any of its assets, tangible or intangible, except, in the case of (ii), in the ordinary course of business consistent with past practice;

                 (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or partnership interests, except that the Acquired Entities may make cash distributions only to the extent necessary to pay for the Principals' tax liability for earnings of the Acquired Entities, consistent with past practice in the ordinary course.

                 (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or partnership interests;

                 (e) (i) acquire (including, without limitation, for cash or shares of stock or partnership interests, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for its "floor plan" financing of vehicle inventories in the ordinary course of business consistent with past practice or
         (iii) modify, terminate, or enter into any Contract other than as provided herein or in the ordinary course of business, consistent with past practice;

                 (f) increase the compensation payable or to become payable to its officers or employees or partners, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees or partners, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees or partners;

                 (g) take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practices;

                 (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice;

                 (i) enter into any transaction with any Principal or Affiliate thereof; or

                 (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect in any material respect.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COMPLIANCE WITH COVENANTS. The Principals shall cause the Acquired Entities to comply with all of the covenants of the Acquired Entities under this Agreement.

         5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method or overcome any objections by any Governmental Authority to any such transactions.

         5.4 FACTORIES APPLICATIONS AND OTHER ACTIONS. Each of the parties hereto shall (a) cooperate in the preparation and filing of, and take all appropriate actions in connection with, the application to the Factories for approval of the transactions contemplated hereby, and (b) use its reasonable efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Acquired Entities as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.5 HSR ACT. Republic and the Acquired Entities and Principals shall make promptly (unless they have already made) their respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and shall, if requested by Republic, seek early termination of the applicable waiting period under the HSR Act. Republic shall pay the HSR Act filing fee.

         5.6 ACCESS TO INFORMATION. From the date hereof to the Effective Time, the Acquired Entities and the Principals shall, and shall cause their directors, officers, employees, auditors, counsel and agents to, afford Republic and Republic's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by Republic shall affect any representation or warranty in this Agreement. Following the Effective Time, the Principals shall have reasonable access to the Acquired Entities' tax records to prepare their own tax return, and shall have input in the preparation of the Acquired Entities' tax returns for the first fiscal year ending after the Effective Time.

         5.7 NOTIFICATION OF CERTAIN MATTERS. Each of the parties to this Agreement shall give prompt notice to the other parties of the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by such party herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that, any such disclosure shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by any party in or pursuant to this Agreement).

         5.8 TAX AND ACCOUNTING TREATMENT. Republic and the Acquired Entities and the Principals will use their respective reasonable best efforts to cause the Mergers contemplated hereby to qualify as a reorganization under the provisions of Section 368(a) of the Code and will not take any action after the Mergers are effected to cause the Mergers to lose their tax-free status. All parties hereto agree to file the plan of merger for the Mergers with their respective federal income tax returns for the year in which the Mergers are effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3. In addition, Republic, the Acquired Entities and the Principals will not take any action after the date hereof to cause the Mergers or Related Transactions contemplated hereby not to be accountable as a pooling of interests business combination.

         5.9 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of any other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other parties hereto; provided, that any information that is otherwise publicly available, without breach of this provision , or has been obtained from a third party, shall not be deemed confidential information. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Republic may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of Nasdaq (in which case Republic will consult with Maroone prior to making such disclosure).

         5.10 NO OTHER DISCUSSIONS. The Acquired Entities and the Principals and their Affiliates, employees, agents and representatives will not
(a) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, capital stock, partnership interests (or derivatives thereof), business or properties of any Acquired Entities (whether by merger, consolidation, sale of stock or partnership interests, sale of assets, or otherwise), or (b) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Acquired Entities and the Principals will immediately notify Republic if any third party attempts to initiate any solicitation, discussion, or negotiation with respect to any of the foregoing transactions, and shall provide Republic with the name of such third parties and the terms of any offers.

         5.11 RESTRICTIVE COVENANTS. In order to assure that Republic will realize the benefits of the transactions contemplated hereby, each of the Principals agrees with Republic that he will not:

                 (a) during the Restricted Period, directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or stockholder of, or lender to, any company or business, engage in selling, leasing, or servicing any new or used vehicles (the "Auto Business") or in the wholesale or retail supply of parts with respect thereto (the "Parts Business") anywhere in the Restricted Territory; provided, however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                 (b)      during the Restricted Period, directly or indirectly
         (i) induce any Person which is a customer of any Acquired Entity, Republic or any Affiliate of the Acquired Entities or Republic to patronize any business directly or indirectly in competition with the Auto Business or the Parts Business conducted by the Acquired Entities, Republic or any Affiliate of the Acquired Entities or Republic; (ii) canvass, solicit or accept from any Person which is a customer of the Acquired Entities, Republic or any Affiliate of the Acquired Entities or Republic, any such competitive business; or (iii) request or advise any Person which is a customer of the Acquired Entities, Republic or any Affiliate of the

         Acquired Entities or Republic, or its or their successors, to withdraw, curtail or cancel any such customer's business with any such entity;

                 (c) during the Restricted Period, directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by the Acquired Entities, Republic or any Affiliate of the Acquired Entities or Republic at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment;

                 (d) during the Restricted Period, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in his possession any of the Acquired Entities' proprietary rights or records, including, but not limited to any customer lists, provided, however, that the Principals shall be allowed reasonable access to review and copy such records for purposes of litigation and tax audits, but with respect to any litigation against or adverse to Republic or any of its Affiliates such access shall be only to the extent required under laws and rules of procedure and discovery applicable to such proceeding.

For purposes of this Section 5.11, (a) the "Restricted Period" shall mean (i) for the Principals other than Maroone, the period beginning on the Effective Time and ending on the fifth anniversary of the Effective Time, and (ii) for Maroone, the longer of (A) the period beginning on the Effective Time and ending on the fifth anniversary of the Effective Time, or (B) the second anniversary of the termination of his employment following the Effective Time, and (b) the "Restricted Territory" shall mean anywhere in the United States. The Principals agree and acknowledge that the restrictions contained in this
Section 5.11 are reasonable in scope and duration and are necessary to protect Republic and the Acquired Entities after the Effective Time. If any provision of this Section 5.11, as applied to any party or to any circumstance, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section 5.11 will cause irreparable damage to Republic and upon breach of any provision of this Section 5.11, Republic shall be entitled to injunctive relief, specific performance or other equitable relief, provided, however, that the foregoing remedies shall in no way limit any other remedies which Republic may have (including, without limitation, the right to seek monetary damages).

         5.12 TRADING IN REPUBLIC COMMON STOCK. Except as otherwise expressly consented to by Republic, from the date of this Agreement until the Effective Time, neither the Acquired Entities, the Principals nor any of their Affiliates will directly or indirectly purchase or sell (including short sales) any shares of Republic Common Stock in any transactions effected on Nasdaq or otherwise.

         5.13 EMPLOYMENT OF SHAREHOLDERS AND OTHER EMPLOYEES. Republic or its assignee and Maroone shall enter into an employment agreement in the form attached hereto as Schedule 5.13.

         5.14 DUE DILIGENCE REVIEW AND ENVIRONMENTAL ASSESSMENT. Republic shall be entitled to conduct prior to Closing a due diligence review of the assets, properties, books and records of the Acquired Entities and an environmental assessment of the Owned Properties and Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Owned Properties and Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records (including but not limited to, off-site disposal records and manifests), documents, and Licenses of the Acquired Entities. The Acquired Entities shall provide Republic or its designated agents or consultants with the access to such properties which Republic, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies Recognized Environmental Conditions (as defined by ASTM Standard Practice E-1527) which require remediation or further evaluation under the Environmental Laws as defined in Section 3.13(f) of this Agreement, then Republic shall notify the Acquired Entities and the Principals in writing and the Acquired Entities and the Principals shall be financially responsible for the remediation of all Recognized Environmental Conditions which remediation is, may or would be required by any appropriate governmental agency. Republic's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Acquired Entities or the Principals under this Agreement. Prior to Closing, the parties hereto shall agree on the appropriate actions (and the cost thereof) to be taken with respect to any such Recognized Environmental Conditions (provided further that in the event the parties do not agree prior to Closing on which action is to be taken with respect to any such Recognized Environmental Conditions, after Closing, Republic shall at its reasonable discretion, determine the appropriate course of action (and the cost thereof) with respect thereto). If the cost of remediation of all Recognized Environmental Conditions exceeds $10,000,000 the Acquired Entities and the Principals reserve the right to terminate this Agreement, prior to the Effective Time, upon the delivery of written notice in accordance with Section 13.1 of this Agreement.

         5.15    TITLE INSURANCE AND SURVEYS.

                 (a) Within 10 business day after the date of this Agreement, the Acquired Entities and the Principals shall obtain and deliver to Republic commitments (the "Commitments") issued by a title insurance company acceptable to Republic (the "Title Company") and dated not earlier than the date of this Agreement for the issuance of an ALTA Owners Policy of Title Insurance (10-17-92) (with Florida Modifications), (the "Title Policy") for each of the Owned Properties (and such of the Leased Premises as Republic may designate) in an amount acceptable to Republic, together with legible hard copies of all title exceptions reflected in the commitments. At Republic's option, the Acquired Entities and principals shall deliver copies of previous owner policies or other title evidence sufficient for Republic to obtain the Commitments directly from the Title

         Company or its agent. In either case, the premium for the Title Policy shall be paid by the Principals. The Title Policy shall be in the amount designated by Republic, showing fee simple title to the Owned Properties vested now or to be vested at or immediately prior to the Closing in the Acquired Entities subject only to current real estate Taxes not yet due and payable as of the Effective Time, and such other covenants, conditions, easements, and exceptions to title as Republic may approve in writing (collectively, the "Permitted Exceptions"). The Commitments and the Title Policy to be issued by the Title Company shall have all Standard and General Exceptions deleted so as to afford full "extended form coverage" and shall contain an ALTA Zoning Endorsements 3.1 (if available), contiguity (where appropriate), survey, and such other endorsements as may be reasonably requested by Republic, excluding nonimputation and creditors rights endorsements. At the Closing, the Acquired Entities, the Principals and their Affiliates shall deliver such affidavits or other instruments as the Title Company may reasonably require to delete Standard and General Exceptions and to provide the special endorsements required hereunder. The Acquired Entities and the Principals shall cause the Commitments to be later-dated to cover the Closing and to cause the Title Company to deliver the Title Policy at the Closing as directed by Republic.

                 (b) Within 20 days after the date of this Agreement but before the Closing, the Acquired Entities and the Principals shall deliver to Republic and the Title Company an as-built plat of survey of each of the Owned Properties and the Leased Premises (the "Surveys") prepared by a registered land surveyor or engineer, licensed in the respective states in which such properties are located, dated on or after the date hereof, certified to Republic, the Title Company, and such other entities as Republic may designate in writing to the Acquired Entities and the Principals prior to the Closing, and conforming to current ALTA/ACSM Minimum Detail Requirements for Land Title Surveys, sufficient to cause the Title Company to delete the standard printed survey exception. Each Survey shall show access from the land to dedicated roads and shall include a flood plain certification. Any survey may be a recertification of a prior survey, provided that it meets the above-described criteria.

                 (c) If (i) any Commitment discloses a title exception other than a Permitted Exception (an "Unpermitted Exception") or (ii) any Survey discloses any encroachment, overlap, boundary dispute, or gap or any other matter which renders title to any of the Owned Properties unmarketable or reflects that any utility service to the improvements or access thereto does not lie wholly within the applicable parcel of real property, or within an encumbered easement for the benefit of such parcel of real property, or reflects any other matter adversely affecting the use or improvements of such parcel of real property (a "Survey Defect"), then the Acquired Entities and the Principals, prior to the Closing, shall have the Unpermitted Exception removed from such Commitment or the Survey Defect corrected or insured over by an appropriate title insurance endorsement, all in a manner reasonably satisfactory to Republic.

         5.16 SHAREHOLDER AND DIRECTOR VOTE. Each of the Principals, in executing this Agreement, consents as a director, shareholder, and/or partner (as applicable) of the Acquired Entities to the Mergers and other transactions contemplated hereby, and waives notice of any meeting in connection therewith and hereby release and waive all rights with respect to the transactions contemplated hereby under any agreements relating to the sale, purchase or voting of stock or partnership interests of the Acquired Entities, including without limitation the Shareholders Agreement, dated July 13, 1989, and effective November 2, 1988, by and between Albert E. Maroone, Michael E. Maroone and Faisal Ahmed, the Buy-Sell Agreement, dated June 22, 1992, by and among Albert E. Maroone and Michael E. Maroone, and the Cross Purchase Agreement by and among Michael E. Maroone, Kathleen M. Hoctor and Patricia Damoorgian.

         5.17 AUDITED FINANCIAL STATEMENTS OF ACQUIRED ENTITIES. The Acquired Entities acknowledge and agree that they have already engaged their certified public accounting firm of Crowe, Chizek and Company LLP to complete an audit and prepare audited financial statements for each of the Acquired Entities (the "Audited Statements") as soon as practicable, it being anticipated that it will be completed the 21st day after the date of this Agreement, and the Acquired Entities shall deliver such Audited Statements (including signed audit opinions relating thereto) to Republic upon completion. The Audited Statements shall comply with all laws and regulations of the Securities and Exchange Commission that require Republic to file audited financial statements with the SEC with respect to registrations under the Securities Act and for reporting purposes under the Securities Exchange Act.

         5.18    [INTENTIONALLY DELETED]

         5.19    [INTENTIONALLY DELETED]

         5.20 POSITIVE WORKING CAPITAL. The Acquired Entities and the Principals hereby covenant, represent and warrant that on and as of the Closing Date, the total aggregate current assets of the Acquired Entities (other than any current assets that are not held by the Surviving Corporations upon consummation of the Mergers and any current assets of the Partnerships that are not acquired by the Republic Acquisition Subs hereunder) shall exceed the total aggregate current liabilities of the Acquired Entities, in each case determined in accordance with GAAP (such condition is referred to herein as "Positive Working Capital").

         5.21 RELEASES. Each of the Acquired Entities and each of the Principals shall deliver (and shall cause any other Person holding Equity Rights to deliver) to Republic a release (collectively, the "Releases") in such form as is reasonably satisfactory to Republic releasing all Equity Rights and releasing all claims of any nature against the Acquired Entities and any claims arising out of the Mergers and the Related Transactions and the other transactions contemplated by this Agreement, except for claims and obligations set forth in the express terms of this Agreement; provided, however, that if all such Releases are not delivered as required then, at Republic's election at its sole discretion, Maroone shall sign an indemnification agreement to indemnify Republic and its subsidiaries and Affiliates from and against all such claims, rights and obligations to which the Releases were to relate.

         5.22 APPOINTMENT OF MAROONE REPRESENTATIVE. Each of the Acquired Entities and the Principals hereby appoints Michael E. Maroone (the "Maroone Representative") as the attorney-in-fact of such Person, with full power and authority, including power of substitution, acting in the name of and for and on behalf of such person to amend or waive any provision of this Agreement, to terminate this Agreement pursuant to the provisions hereof, and to take all other action under or related to this Agreement, which in his discretion, he may consider necessary or proper to effectuate the transactions contemplated hereunder and to resolve any dispute with the Republic Companies over any aspect of this Agreement and on behalf of such person to enter into any agreement to effectuate any of the foregoing which shall have the effect of binding such person as if such person had personally entered into such an agreement; provided, however, that all actions taken or decisions made by the Maroone Representative on behalf of the Principals and the Acquired Entities shall be taken or made in a manner which is ratable and equitable amongst all of them. This appointment and power of attorney shall be deemed as coupled with an interest and all authority conferred hereby shall be irrevocable and shall not be subject to termination by operation of law, whether by the death or incapacity or liquidation or dissolution of any Acquired Entity or Principal or the occurrence of any other event or events. The Maroone Representative may not terminate this power of attorney with respect to any Acquired Entity or Principal, or such Person's successors or assigns without the consent of Republic. Each Acquired Entity and Principal agrees to hold the Maroone Representative harmless from any and all loss, damage or liability and expenses (including legal fees) which such person may sustain as a result of any action taken in good faith by the Maroone Representative.

         5.23 DRIVER'S MART. Maroone and Maroone Isuzu, Inc. hereby represent and warrant that their agreements and relationships with Driver's Mart Worldwide, Inc. ("Driver's Mart") have been terminated with no further rights or obligations between Driver's Mart and any Acquired Entity or Principal, and any proceeds received by the Acquired Entities or Principals in connection therewith shall be acquired by the Republic Companies pursuant to this Agreement.


                                   ARTICLE VI

            CONDITIONS TO THE OBLIGATIONS OF THE REPUBLIC COMPANIES

         The obligations of the Republic Companies to effect the Mergers and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Republic Companies:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Acquired Entities and the Principals contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Acquired Entities and each of the Principals shall have performed or complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Acquired Entities and each of the Principals shall have delivered to Republic a certificate, dated as of the Closing Date, (which in case of the Maroone Corporations shall be duly signed by their respective Chief Executive Officers and Chief Financial Officers and in case of the Partnerships shall be signed by their respective general partners) certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         6.2     NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY.
Between the date hereof and the Closing Date, (a) there shall have been no Material Adverse Change to the Acquired Entities, (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Acquired Entities and (c) none of the Assets of the Acquired Entities shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and the Acquired Entities and the Principals shall have delivered to Republic a certificate, dated as of the Closing Date, to that effect.

         6.3 CORPORATE CERTIFICATE. The Acquired Entities shall have delivered to the Republic Companies (i) state- certified copies of the articles or certificate of incorporation or certificate of limited partnership of each of the Acquired Entities and copies of the bylaws or partnership agreement of each Acquired Entity as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors and shareholders of each Maroone Corporation and the partners of each Partnership authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of each of the Acquired Entities issued by the state of its incorporation or formation and each other state in which it is qualified to do business as of a date not more than 5 days prior to the Closing Date, and all of such documents as to each Acquired Entity shall be certified as of the Closing Date by the Secretary or general partner of such Acquired Entity as being true, correct and complete.

         6.4 OPINION OF COUNSEL. Republic shall have received an opinion dated as of the Closing Date from counsel for the Acquired Entities and the Partners in form and substance acceptable to Republic, including but not limited to, such matters as set forth on Schedule 6.4.

         6.5 CONSENTS. The Acquired Entities, the Principals, and Republic shall have received consents to the Mergers and Related Transactions and other transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Acquired Entities or Principals, from any Person from whom such consent or waiver is required under any Material Contract listed or required to be listed in Schedule 3.25 (including but not limited to, any Franchise Agreement or any other franchise, dealer or other agreement with the Factories) or under the HSR Act or other law or regulation as of a date not more than five days prior to the Closing, or who as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law. Republic shall have received all consents required under the Franchise Agreements between the Acquired Entities and the Factories or shall have entered into new dealer and franchise agreements of the type generally in use at that time to operate a dealership of each of the Factories at the current locations of the Dealerships, subject only to such additional terms and conditions as are acceptable to Republic.
Republic shall have obtained any applicable dealer license or other approvals required under state laws or the applicable state motor vehicle authorities and all other Governmental Authorities with respect to the transactions contemplated hereby.

         6.6 SECURITIES LAWS. Republic shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Republic Shares in connection with the transactions contemplated hereby.

         6.7 POOLING LETTERS. The Acquired Entities shall have received from Crowe, Chizek and Company LLP, a letter, dated the Closing Date, confirming that to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to the Acquired Entities which would, and the ownership structure and attributes of the Acquired Entities and the Principals would not, prohibit the transactions contemplated hereby, if consummated, from being accounted for as pooling of interests business combinations. Republic shall have received from Arthur Andersen LLP, a letter, dated the Closing Date, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as pooling of interests combinations in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

         6.8 POOLING UNDERTAKINGS. At or prior to the Closing, the Shareholders and other appropriate Persons shall have delivered to Republic a letter agreement relating to "pooling of interests" criteria, in form and substance satisfactory to Republic.

         6.9 AUDITED STATEMENTS. At or prior to the Closing Date, the Audited Statements shall have been delivered to Republic as required by Section 5.17, or if not so delivered then Republic shall have received assurances satisfactory to Republic that the Audited Statements will be delivered as required under Section 5.17.

         6.10 STOCK POWERS. At the Closing, the parties to receive the Republic Shares shall have delivered to Republic, for use in connection with the Held Back Shares, ten stock powers executed in blank, with signature guarantees.

         6.11 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Mergers or other transactions hereunder, and which, in the judgment of Republic, makes it inadvisable to proceed with the transactions contemplated hereby.

         6.12 EMPLOYMENT AGREEMENTS. At or prior to the Closing, as provided in Section 5.13, Maroone shall have entered into an employment agreement with one of the Acquired Entities, Republic, or at Republic's option, one or more of its assignees.

         6.13 LIABILITIES. Prior to the Closing, (a) each Acquired Entity shall have obtained full satisfactions or releases of all obligations and liabilities due to or on behalf of any Affiliate of any Acquired Entity or any Principal.

         6.14 POSITIVE WORKING CAPITAL. The Acquired Entities shall have Positive Working Capital as provided in Section 5.20.

         6.15 TERMINATION OF EQUITY RIGHTS. All Releases shall have been delivered to Republic in form and substance reasonably satisfactory to Republic.

         6.16 BOARD APPROVAL. The transactions contemplated hereby shall have been approved by the Board of Directors of Republic.


                                 ARTICLE VII

                      CONDITIONS TO THE OBLIGATIONS OF
                    THE ACQUIRED ENTITIES AND PRINCIPALS

         The obligations of the Acquired Entities and the Principals to effect the Mergers and the Related Transactions shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Acquired Entities and the Principals.

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Republic Companies contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Republic shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date.
The Republic Companies shall each have delivered to the Acquired Entities a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         7.2 REPUBLIC SHARES. At the Closing, Republic shall have issued all of the Republic Shares and shall have delivered to the parties to receive such shares hereunder (a) certificates representing the Republic Shares issued to them hereunder, other than the Held Back Shares, and (b) copies of certificates representing the Held Back Shares.

         7.3 NO ORDER OR INJUNCTION. There shall not be issued and in effect by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

         7.4 HSR ACT WAITING PERIOD. Any applicable waiting period under the HSR Act shall have expired or been terminated.

         7.5 OPINION OF COUNSEL. The Acquired Entities shall have received an opinion dated as of the Closing Date from Republic's general counsel substantially in the form attached as Schedule 7.5 hereto.


                                  ARTICLE VIII

                              REGISTRATION RIGHTS

         The parties receiving the Republic Shares hereunder shall have the following registration rights with respect to the Republic Shares issued to them hereunder.

         8.1 REGISTRATION RIGHTS FOR REPUBLIC SHARES; FILING OF REGISTRATION STATEMENT. Republic will utilize its reasonable best efforts to cause, as soon as practicable following the Closing Date, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the Republic Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this
Article VIII, a person is deemed to be a "Holder" of Republic Shares whenever such person is the record owner of Republic Shares. Republic will use it reasonable best efforts to have the Registration Statement become effective and cause the Republic Shares to be registered for resale under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests as soon as reasonably practicable following the Effective Date, provided, however, that Republic shall not be required to qualify to do business in any state or to consent to be subject to general service of process in any state where it is not otherwise required to be so qualified or subject.

         8.2 EXPENSES OF REGISTRATION. Republic shall pay all expenses incurred by Republic in connection with the registration, qualification and/or exemption of the Republic Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of Republic's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Republic in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Republic shall not, however, be liable for any sales, broker's or underwriting commissions or discounts upon sale by any Holder of any of the Republic Shares.

         8.3 FURNISHING OF DOCUMENTS. Republic shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the Republic Shares.

         8.4 AMENDMENTS AND SUPPLEMENTS. Republic shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Republic Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading (and the Holders shall not use any prospectus to offer or sell Republic Shares until such amendments or supplements are completed and the Registration Statement is effective), provided, however, that Republic shall be entitled to delay any such filing and the Holders' use of the prospectus if Republic determines that such filing would impede, delay, or interfere with any significant financing, acquisition, or other transaction involving Republic, or require disclosure of material information which Republic has a bona fide business purpose for preserving as confidential. Republic shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         8.5 DURATION. Republic shall maintain the effectiveness of the Registration Statement until such time as Republic reasonably determines, based on an opinion of counsel, that all of the Holders will be eligible to sell all of the Republic Shares then owned by the Holders without the need for continued registration of the shares within the three month period immediately following the termination of the effectiveness of the Registration Statement. Republic's obligations contained in Sections 8.1, 8.3 and 8.4 shall terminate on the second anniversary of the Closing Date; provided, however, that if the two-year holding period under Rule 144 under the Securities Act is reduced to one year, such terminations shall take effect as of the first anniversary of the Closing Date.

         8.6 FURTHER INFORMATION. If Republic Shares owned by a Holder are included in any registration, such Holder shall furnish Republic such information regarding itself as Republic may reasonably request or as required by applicable law in connection with any registration, qualification or compliance referred to in this Agreement.

         8.7     INDEMNIFICATION.

                 (a) Republic will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Republic will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

                 (b) Each of the Holders will indemnify and hold harmless Republic and each person, if any, who controls Republic within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Republic or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

                 (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 8.7 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                 (d) In the event that Republic determines in its sole discretion to allow any of the Republic Shares to be sold by any Holder or Holders in an underwritten public offering, (i) Republic shall provide customary indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Republic shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of Section 8.7(a), and (ii) the Holders desiring to participate in such offering shall enter into the underwriting agreement for such offering.


                                   ARTICLE IX

                                INDEMNIFICATION

         9.1 AGREEMENT BY THE PRINCIPALS FOR INDEMNIFICATION. The Principals other than Maroone Isuzu, Inc. jointly and severally agree to indemnify and hold Republic and its stockholders, directors, officers, employees, attorneys, agents and Affiliates harmless from and against, and at Republic's election in its sole discretion Republic shall be entitled to recover by set off against the Held Back Shares in accordance with Section 9.3, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Republic arising out of, relating to, or resulting, from (i) any breach of a representation or warranty made by the Acquired Entities or the Principals in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Acquired Entities or the Principals in or pursuant to this Agreement, (iii) any inaccuracy in any certificate, instrument or other document delivered by the Acquired Entities or the Principals as required by this Agreement or (iv) any Excluded Liabilities which any Surviving Corporation, Republic or any Affiliate of Republic may pay or be required to or otherwise pay (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Republic shall have the right to be put in the same pre-tax consolidated financial position as it would have been in if the breach, inaccuracy or Excluded Liability referenced in the foregoing clauses (i), (ii), (iii) and (iv) that caused such Indemnifiable Damages had not occurred. Notwithstanding anything to the contrary contained herein, Republic shall not be entitled to any Indemnifiable Damages unless the aggregate of all such Indemnifiable Damages exceeds $500,000 ("Indemnification Threshold"), in which case Republic shall be entitled to the full amount of Indemnifiable Damages; provided, however, that the Indemnification Threshold shall be $100,000 for breaches of Section 3.13.

         9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Acquired Entities and Principals in this Agreement or pursuant hereto shall survive for a period of one year after the Closing Date. No claim for the recovery of Indemnifiable Damages may be asserted by Republic after such representations and warranties shall thus expire; provided, however, that claims for Indemnifiable Damages first asserted within such period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties of the Republic Companies shall expire at the Effective Time.

         9.3 SECURITY FOR THE INDEMNIFICATION OBLIGATION. As security for the indemnification obligations contained in this Article IX, at the Closing, Republic shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement. Republic may set off against the Held Back Shares any Indemnifiable Damages, subject, however, to the following terms and conditions:

                 (a) Republic shall give written notice to the holders of Held Back Shares of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which Republic claims to have sustained by reason thereof, and (ii) the basis of such claim;

                 (b) Such set off shall be effected on the later to occur on the expiration of twenty (20) days from the date of such notice or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

                 (c) After the Held Back Shares are registered and any restrictions on sale imposed under the Securities Act or otherwise are terminated, the Shareholders may instruct Republic to sell some or all of the Held Back Shares and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by Republic pursuant to any claim hereunder subject to continued compliance with any applicable SEC and other regulations; and

                 (d) For purposes of any set off against the Held Back Shares pursuant to this Article IX, the shares of Republic Common Stock not sold as provided in clause (c) of this Section shall be valued at the Price per Share.

         9.4 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES. Except with respect to Held Back Shares sold pursuant to the foregoing Section 9.3(c) (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the record holders thereof and the record holders shall be entitled to vote the Held Back Shares; provided, however, that, there shall also be deposited with Republic subject to the terms of this
Article IX,
all shares of Republic Common Stock or other assets issued to or paid upon Held Back Shares as a result of any stock or other dividend or distribution or stock split with respect to the Held Back Shares. All stock or other distributions issued or paid upon Held Back Shares shall be delivered to the person or entity entitled to receive such Held Back Shares together with the delivery of such Held Back Shares pursuant to Section 9.5.

         9.5 DELIVERY OF HELD BACK SHARES. Republic agrees to deliver to the holders of the Held Back Shares, no later than one year after the Effective Date any Held Back Shares (and distributions thereon) then held by Republic (or proceeds from the sale of Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event Republic shall retain such number of Held Back Shares (and such amount of proceeds therefrom or distributions thereon) as is sufficient to satisfy any such unresolved claim, as well as the attorney fees and costs associated therewith, and shall release the remaining Held Back Shares (and such remaining proceeds and distributions) to the holders thereof; provided, however, if Republic has made no claim for damages hereunder during the first six months after the Effective Date, Republic shall deliver 50% of the Held Back Shares (and such proceeds thereon) to the holders thereof pro rata, promptly after such six-month period. Any Held Back Shares (and proceeds from the sale of, or distributions on, Held Back Shares) remaining on deposit after all such claims shall have been satisfied shall be returned to the holders thereof promptly after the time of satisfaction.

         9.6 ADJUSTMENT TO PURCHASE PRICE. All payments for Indemnifiable Damages made pursuant to this Article IX shall be treated as adjustments to the Aggregate Consideration provided in Section 1.4.

         9.7 NO BAR. If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the holders prior to the making or resolution of such claim), then Republic may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

         9.8 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude Republic from asserting any other right, or seeking any other remedies against the Principals.

                                   ARTICLE X

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other deposition after the Closing Date of the Republic Shares:

         10.1    DISPOSITION OF SHARES.

                 (a) The parties to receive the Republic Shares hereunder acknowledge that (i) they may be deemed to be "affiliates" of the Acquired Entities for purposes of qualifying the transactions contemplated hereby as pooling of interests business combinations under applicable accounting and SEC rules and regulations, and (ii) the Republic Shares constitute "restricted securities" as defined in Rule 144 under the Securities Act. Each of the parties to receive Republic Shares hereunder agrees that prior to Closing they will not dispose of any shares of capital stock or partnership interests of the Acquired Entities, and following the Closing he or it will not sell, transfer or otherwise dispose of any of their Republic Shares until such time as final results of operations of Republic covering at least thirty (30) days of combined operations of Republic and the Acquired Entities have been published.

                 (b) The parties to receive Republic Shares hereunder agree that they will not sell, transfer or otherwise dispose of any Republic Shares, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Republic with the SEC of any registration statement, offering circular or other document, in which case, each such Person shall first supply to Republic an opinion of counsel (which counsel and opinions shall be satisfactory to Republic) that such exemption is available, or (b) an effective registration statement filed by Republic with the SEC under the Securities Act.

         10.2 LEGENDS. The certificates representing the Republic Shares shall bear the following legend:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD,

                 TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.

Republic may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.


                                   ARTICLE XI

                                  DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                 "Accepted Liabilities" shall mean all Designated Liabilities (as defined in Section 3.11) of the Maroone Corporations, other than those obligations, duties and liabilities due to or on behalf of any Principal or Affiliate of any Acquired Entity or any Principal.

                 "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                 "Chargebacks" shall mean (a) any amount which an Acquired Entity may be required to pay back to any party purchasing retail paper, warranties, insurance or the like from the Acquired Entity, or
         (b) any amount which may be set-off or otherwise deducted from any amount due and owing to the Acquired Entity by any party purchasing retail paper, warranties, insurance or the like from the Acquired Entity.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                 "Environmental Costs" shall mean any and all expenses, costs, damages, liabilities, or obligations (including, without limitation, fees and expenses of counsel) incurred by, under or pursuant to any Environmental Laws or related to the Discharge, Handling, presence or clean up of Hazardous Substances arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not in the ordinary course of business).

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Excluded Liabilities" shall mean (i) any obligations and liabilities of any of the Acquired Entities, absolute or contingent, known or unknown, other than Accepted Liabilities, (ii) any liability or obligation of any of the Acquired Entities arising under this Agreement, (iii) any liability or obligation of any of the Acquired Entities relating to any default under any Accepted Liability to the extent such default existed prior to the Closing, (iv) any liability or obligation of any of the Acquired Entities with respect to, or arising out, of any employee benefit plan, executive deferred compensation plan, or any other plans or arrangements for the benefit of any employees or officers of any of the Acquired Entities, (v) any liability or obligation of any of the Acquired Entities to any of the Principals or any Affiliate of any of the Acquired Entities or the Principals or to any party claiming to have a right to acquire any shares of capital stock or partnership interests or other securities convertible into or exchangeable for any shares of capital stock or partnership interests of any of the Acquired Entities and (vi) any Environmental Costs or Litigation Costs.

                 "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                 "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "HSR Act" means the Hart-Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                 "Litigation Costs" shall mean any and all expenses, costs, damages, liabilities, or obligations (including, without limitation, fees and expenses of counsel) incurred in connection with any action, suit, or other legal or administrative proceeding or governmental investigation arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not in the ordinary course of business).

                 "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                 "New Parts and Accessories Inventory" shall mean new, non-damaged and non-obsolete parts and accessories inventory that may be returned to the manufacturer.

                 "New Vehicle Inventory" shall mean all new vehicle inventory including all demonstrator vehicles.

                 "Other Parts and Accessories Inventory" shall mean parts and accessories inventory other than New Parts and Accessories Inventory.

                 "Other Vehicle Inventory" shall mean vehicle inventory other than New Vehicle Inventory.

                 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                 "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Tax.

                 "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, use, franchise, intangible, payroll, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         11.2    OTHER DEFINITIONAL PROVISIONS.

                 (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                 (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                 (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                 (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                  ARTICLE XII

                       TERMINATION, AMENDMENT AND WAIVER

         12.1 TERMINATION. This Agreement may be terminated at any prior to the Effective Time.

                 (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                 (b) by Republic upon delivery of written notice to the Acquired Entities and the Principals in accordance with Section 13.1 of this Agreement in the event of a material breach by any Acquired Entity or any of the Principals of any provisions of this Agreement; or

                 (c) by the Acquired Entities and the Principals upon delivery of written notice to Republic in accordance with Section 13.1 of this Agreement in the event of a material breach by Republic of any provision of this Agreement; or

                 (d) by Republic or the Acquired Entities and the Principals upon delivery of written notice to the other in accordance with Section 13.1 of this Agreement, if the Closing shall not have occurred by June 30, 1997.

         12.2 EFFECT OF TERMINATION. Except for the provisions of Article IX hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect, and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                 ARTICLES XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which any party shall designate in writing to the other parties):

                 (a)      IF TO REPUBLIC TO:

                          Republic Industries, Inc.
                          450 East Las Olas Blvd., Suite 1400
                          Ft. Lauderdale, FL  33301
                          Attn: Richard L. Handley, General Counsel
                          Telecopy:  (954) 713-2111

                          with a copy to:

                          Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.
                          1221 Brickell Avenue
                          Miami, Florida  33131
                          Attn:  Cesar L. Alvarez, Esq.
                          Telecopy: (305) 579-0717

                 (b)      IF TO THE ACQUIRED ENTITIES AND/OR THE PRINCIPALS TO:

                          Michael E. Maroone
                          c/o Maroone Auto Plaza
                          8600 Pines Boulevard
                          Pembroke Pines, Florida  33024
                          Telecopy:  (954) 433-3311

                          WITH A COPY TO:

                          James E. Kelly, Esq.
                          1920 Liberty Building
                          Buffalo, New York  14202
                          Telecopy:  (716) 856-2150

         13.2 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matters and supersedes all prior agreements and understanding (oral or written) between or among the parties with respect to such subject matter. The Schedules and Exhibits constitute a part hereof as though set forth in full above.

         13.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

         13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Acquired Entities or the Principals without the prior written consent of Republic. Republic may assign all or any portion of its rights hereunder to one or more of its wholly owned subsidiaries.

         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever, the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         13.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed with such State.

         13.9 JURISDICTION. The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought only in the courts of the State of Florida or the federal district courts located within the State of Florida, and the parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.

         13.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advise of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              REPUBLIC INDUSTRIES, INC., a Delaware corporation
                              By: /s/ H. Wayne Huizenga
                                 ----------------------------------------------
                                 Name: H. Wayne Huizenga
                                       ----------------------------------------
                                 Title: Chairman and Co-Chief Executive Officer
                                       ----------------------------------------


                              REPUBLIC SUBSIDIARIES:
                              RI/MC Merger Corp., a Florida corporation
                              By: /s/ Thomas W. Hawkins
                                 ----------------------------------------------
                                 Name: Thomas W. Hawkins
                                       ----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------
                              RI/MO Merger Corp., a Florida corporation


                              By: /s/ Thomas W. Hawkins
                                 ----------------------------------------------
                                 Name: Thomas W. Hawkins
                                       ----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------
                              RI/MI Merger Corp., a Florida corporation


                              By: /s/ Thomas W. Hawkins
                                 ----------------------------------------------
                                 Name: Thomas W. Hawkins
                                       ----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------
                              RI/MD Merger Corp., a Florida corporation


                              By: /s/ Thomas W. Hawkins
                                 ----------------------------------------------
                                 Name: Thomas W. Hawkins
                                       ----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------

                              RI/EWH Merger Corp., a Florida corporation


                              By: /s/ Thomas W. Hawkins
                                 ----------------------------------------------
                                 Name: Thomas W. Hawkins
                                       ----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------
                              RI/ESA Merger Corp., a Florida corporation


                              By: /s/ Thomas W. Hawkins
                                 ----------------------------------------------
                                 Name: Thomas W. Hawkins
                                       ----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------
                              RI/MC&TR Merger Corp., a Florida corporation


                              By: /s/ Thomas W. Hawkins
                                 ----------------------------------------------
                                 Name: Thomas W. Hawkins
                                       ----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------
                              RI/QPF Merger Corp., a Florida corporation


                              By: /s/ Thomas W. Hawkins
                                 ----------------------------------------------
                                 Name: Thomas W. Hawkins
                                       ----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------
                              RI/AMF Merger Corp., a New York corporation


                              By: /s/ Thomas W. Hawkins
                                 ----------------------------------------------
                                 Name: Thomas W. Hawkins
                                       ----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------

                        RI/MDP Acquisition Corp., a Florida corporation


                        By: /s/ Thomas W. Hawkins
                           ----------------------------------------------------
                           Name: Thomas W. Hawkins
                                 ----------------------------------------------
                           Title: Vice President
                                 ----------------------------------------------
                        RI/MCFL Acquisition Corp., a Florida corporation


                        By: /s/ Thomas W. Hawkins
                           ----------------------------------------------------
                           Name: Thomas W. Hawkins
                                 ----------------------------------------------
                           Title: Vice President
                                 ----------------------------------------------
                        RI/MP Acquisition Corp., a Florida corporation


                        By: /s/ Thomas W. Hawkins
                           ----------------------------------------------------
                           Name: Thomas W. Hawkins
                                 ----------------------------------------------
                           Title: Vice President
                                  ---------------------------------------------
                        MAROONE CORPORATIONS:
                        Maroone Chevrolet, Inc., a Florida corporation


                        By: /s/ Michael E. Maroone
                           ---------------------------------------------------
                           Name:  Michael E. Maroone
                           Title:  President
                        Maroone Oldsmobile, Inc., a Florida corporation


                        By: /s/ Michael E. Maroone
                           ----------------------------------------------------
                           Name:  Michael E. Maroone
                           Title:   President

                        Maroone Isuzu, Inc., a Florida corporation


                        By: /s/ Michael E. Maroone
                           ----------------------------------------------------
                           Name:  Michael E. Maroone
                           Title: President

                        Maroone Dodge, Inc., a Florida corporation


                        By: /s/ Michael E. Maroone
                           ----------------------------------------------------
                           Name:  Michael E. Maroone
                           Title: President


                        Al Maroone Ford, Inc., a New York corporation


                        By: /s/ Albert E. Maroone
                           ----------------------------------------------------
                           Name:  Albert E. Maroone
                           Title: President
                                  ---------------------------------------------

                        Maroone Car & Truck Rental Company, a Florida corporati


                        By: /s/ Michael E. Maroone
                           ----------------------------------------------------
                           Name:  Michael E. Maroone
                           Title:   President

                        Empire Warranty Corporation, a Florida corporation


                        By: /s/ Michael E. Maroone
                           ----------------------------------------------------
                           Name:  Michael E. Maroone
                           Title:   President

                     Empire Warranty Holding Company, a Florida corporation


                     By: /s/ Michael E. Maroone
                        ----------------------------------------------------
                        Name:  Michael E. Maroone
                        Title: President

                     Empire Services Agency, Inc., a Florida corporation


                     By: /s/ Michael E. Maroone
                        ----------------------------------------------------
                        Name:  Michael E. Maroone
                        Title: President

                     Quantum Premium Finance Corporation, a Florida corporation


                     By: /s/ Michael E. Maroone
                        ----------------------------------------------------
                        Name:  Michael E. Maroone
                        Title: President

                     Alkit Enterprises, Inc., a New York corporation


                     By: /s/ Albert E. Maroone
                        ----------------------------------------------------
                        Name:  Albert E. Maroone
                        Title: President
                               --------------------------------------------

                         PARTNERSHIPS:

                         Maroone Management Services, Limited, a Florida limited partnership

                         By:   Maroone Isuzu, Inc., general partner


                         By: /s/ Michael E. Maroone
                            ----------------------------------------------------
                            Name:  Michael E. Maroone
                            Title: President

                         Maroone Dodge Pompano, Limited, a Florida limited partnership

                         By:   Maroone Isuzu, Inc., general partner


                         By: /s/ Michael E. Maroone
                            ----------------------------------------------------
                            Name:  Michael E. Maroone
                            Title: President

                         Maroone Chevrolet Ft. Lauderdale, Limited, a Florida limited partnership

                         By:   Maroone Isuzu, Inc., general partner


                         By: /s/ Michael E. Maroone
                            ----------------------------------------------------
                            Name:  Michael E. Maroone
                            Title: President

                         SHAREHOLDERS:

                         /s/ Albert E. Maroone
                         ------------------------------------------------------
                         Albert E. Maroone

                         /s/ Michael E. Maroone
                         ------------------------------------------------------
                         Michael E. Maroone

                         /s/ Katherine C. Maroone
                         ------------------------------------------------------
                         Katherine C. Maroone

                         /s/ Kathleen Hoctor
                         ------------------------------------------------------
                         Kathleen Hoctor

                         /s/ Patricia Damoorgian
                         ------------------------------------------------------
                         Patricia Damoorgian

                         /s/ Faisal Ahmed
                         ------------------------------------------------------
                         Faisal Ahmed


                         PARTNERS:

                         /s/ Michael E. Maroone
                         ------------------------------------------------------
                         Michael E. Maroone

                         /s/ Michael E. Maroone
                         ------------------------------------------------------
                         Maroone Isuzu, Inc.

                         /s/ Floyd Clements
                         -------------------------------------------------------
                         Floyd Clements

                         /s/ Curtis L. Rodman
                         -------------------------------------------------------
                         Curtis L. Rodman